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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57995) pertaining to the Individual Account Retirement Plan For Cooper Cameron Corporation Hourly Employees, IAM, at the Superior Plant of our report dated June 11, 1999 with respect to the financial statements of the Individual Account Retirement Plan For Cooper Cameron Corporation Hourly Employees, IAM, at the Superior Plant included in this Annual Report (Form 11-K) for the year ended December 31, 1998.





                                                        ERNST & YOUNG LLP


June 24, 1999
Houston, Texas

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